UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2006

Paxson Communications Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2006, Paxson Communications Corporation (the "Company") and its subsidiaries entered into a floating to fixed interest rate swap transaction under which the Company effectively fixed the interest rate through maturity on all of its existing $1.13 billion of floating rate debt.

The Company and its subsidiaries entered into an ISDA Master Agreement, as supplemented and amended by a schedule and confirmations thereto (the "Hedge Agreements"), with each of UBS AG, a banking corporation organized under the laws of Switzerland ("UBS"), and Goldman Sachs Capital Markets, L.P., a Delaware limited partnership ("Goldman"), pursuant to which the Company hedged its floating interest rate exposure under its (i) $400 million aggregate principal amount of First Priority Senior Secured Floating Rate Notes due 2012 (the "First Priority Notes"), (ii) $325 million borrowing under its Term Loan Facility (the "Term Loan") and (iii) $405 million aggregate principal amount of Second Priority Senior Secured Floating Rate Notes due 2013 (the "Second Priority Notes" and, collectively with the First Priority Notes, the "Notes"). Copies of the ISDA Master Agreements and related schedules and confirmations with each of UBS and Goldman are filed as Exhibits 4.1 and 4.2 to this report and are incorporated herein by reference.

The First Priority Notes and the Term Loan mature in January 2012 and bear interest at three month LIBOR plus 3.25%. Under the Hedge Agreements, the Company effectively fixed the interest rate on the First Priority Notes and Term Loan for the life of these obligations at 8.355% per annum. The Second Priority Notes mature in January 2013 and bear interest at three month LIBOR plus 6.25% (assuming the Company pays accrued interest in cash). Under the Hedge Agreements, the Company effectively fixed the interest rate applicable to cash payments of interest under the Second Priority Notes for the life of these obligations at 11.36% per annum.

The obligations of the Company and its subsidiaries under the Hedge Agreements are secured by a first priority security interest in substantially all of the assets of the Company and its subsidiaries under the existing Pledge and Security Agreement, dated as of December 30, 2005 (the "Security Agreement"), among the Company, each of the subsidiaries of the Company named therein, The Bank of New York Trust Company, NA, as collateral agent, as first priority trustee and as second priority trustee, and Citicorp North America Inc. as first priority administrative agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 22, 2006, the Company and its subsidiaries entered into a floating to fixed interest rate swap transaction under which the Company effectively fixed the interest rate through maturity on all of its existing $1.13 billion of floating rate debt. The Company and its subsidiaries entered into the Hedge Agreements with each of UBS and Goldman, under which the Company agreed to pay UBS and Goldman amounts equal to the interest that would accrue on a notional principal amount equal to the principal amount of the Company's First Priority Notes and Term Loan (presently $725 million) at a fixed interest rate of 8.355% per annum, and UBS and Goldman agreed to pay the Company amounts equal to the interest that would accrue on the same notional principal amount at an interest rate of three month LIBOR plus 3.25% (which is the actual rate at which the Company is obligated to pay interest on the First Priority Notes and the Term Loan to the holders thereof). The Company agreed to pay UBS and Goldman amounts equal to the interest that would accrue on a notional principal amount equal to the principal amount of the Company's Second Priority Notes (presently $405 million) at a fixed interest rate of 11.36% per annum, and UBS and Goldman agreed to pay the Company amounts equal to the interest that would accrue on the same notional principal amount at an interest rate of three month LIBOR plus 6.25% (which is the actual rate at which the Company is obligated to pay interest in cash on the Second Priority Notes).

The Hedge Agreements terminate proportionately on the same dates as the maturity dates of the First Priority Notes, Term Loan and Second Priority Notes. The Hedge Agreements may be terminated earlier upon the occurrence of certain events of default, including any acceleration of the First Priority Notes, Term Loan and Second Priority Notes.

The foregoing descriptions of the Hedge Agreements are qualified in their entirety by reference to the copies of those documents that are included as exhibits to this report, and each is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 28, 2006, the Company announced that it will be changing it name to ION Media Networks, Inc. and will present the new corporate name to its stockholders for approval at its annual meeting of stockholders to be held on June 23, 2006.

The Company has furnished the press release announcing the name change as Exhibit 99.1 to this Form 8-K. Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following items are filed as Exhibits to this report:

4.1 ISDA Master Agreement, dated as of February 22, 2006, among Paxson Communications Corporation, each of its subsidiaries listed in Annex A to the schedule thereto, and UBS AG, as supplemented and amended by the Schedule and the Confirmations thereto, each dated as of February 22, 2006*

4.2 ISDA Master Agreement, dated as of February 22, 2006, among Paxson Communications Corporation, each of its subsidiaries listed in Annex A to the schedule thereto, and Goldman Sachs Capital Markets, L.P., as supplemented and amended by the Schedule and the Confirmations thereto, each dated as of February 22, 2006*

The following item is furnished as an Exhibit to this report:

99.1 Press Release of Paxson Communications Corporation dated February 28, 2006.

_________

* Exhibits and schedules containing ancillary agreements, forms of closing documents and other disclosures have been omitted. The registrant agrees to furnish a copy of such items supplementally to the Securities and Exchange Commission upon request.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paxson Communications Corporation

February 28, 2006	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary & Chief Legal Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	ISDA Master Agreement, dated as of February 22, 2006, among Paxson Communications Corporation, each of its subsidiaries listed in Annex A to the schedule thereto, and UBS AG, as supplemented and amended by the Schedule and the Confirmations thereto, each dated as of February 22, 2006.
4.2	ISDA Master Agreement, dated as of February 22, 2006, among Paxson Communications Corporation, each of its subsidiaries listed in Annex A to the schedule thereto, and Goldman Sachs Capital Markets, L.P., as supplemented and amended by the Schedule and the Confirmations thereto, each dated as of February 22, 2006.
99.1	Press release of Paxson Communications Corporation dated February 28, 2006.